UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  June 27, 2008
                Date of Report (Date of earliest event reported):


                           DOMARK INTERNATIONAL, INC.
           (Name of small business issuer as specified in its charter)

          Nevada                        333-136247               20-4647578
  (State or jurisdiction of            (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

1809 East Broadway #125, Oviedo, Florida                           32765
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 757-572-9241


                          Domar Exotic Furnishings Inc.
                     1624 Tioga Trail, Winter Park, FL 32789
          (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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As used in this report,  the terms "we",  "us",  "our",  "our company"  refer to
Domark International, Inc., a Nevada corporation.

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective June 27, 2008, Domark International, Inc., a Nevada corporation (the "Company"), changed its name from Domar Exotic Furnishings Inc. to Domark International, Inc, increased the authorized common stock of the Corporation to 200,000,000 shares, created and authorized 2,000,000 shares of preferred stock, the rights and preferences of which can be designated by the Board of Directors and enacted a forward stock split of our common stock on a two for one basis, payable upon surrender of our shareholders' stock certificates. Our authorized stock is as follows: The number of shares of common stock authorized that may be issued by the Corporation is Two Hundred Million (200,000,000) shares, with a par value of One Tenth of One Cent ($0.001) per share and Two Million
(2,000,000) shares of Preferred Stock, $0.001 par value, the rights and preferences of which may be determined by the Board of Directors. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

ITEM 8.01. OTHER EVENTS.

Effective June 27, 2008, the common stock of the Company began trading under the symbol "DOMK" on the Over the Counter Bulletin Board.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Domark International, Inc.


Date: June 30, 2008                      By  /s/ R. Thomas Kidd
                                           -------------------------------------
                                           R. Thomas Kidd
                                           Chief Executive Officer

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